SERIES "A" PREFERRED









                           ELITE PHARMACEUTICALS, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

65,000,000 SHARES OF COMMON STOCK                        SEE REVERSE SIDE FOR
PAR VALUE $0.01 PER SHARE                                CERTAIN DEFINITIONS AND
5,000,000 SHARES OF PREFERRED STOCK                      LEGENDS
PAR VALUE $0.01 PER SHARE
ELITE PHARMACEUTICALS, INC.





    FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES "A" PREFERRED STOCK,
                              $0.01 PAR VALUE, OF
                           ELITE PHARMACEUTICALS, INC.





SECRETARY                                                              PRESIDENT

JERSEY TRANSFER AND TRUST CO        ___________
201 BLOOMFIELD AVE.           AUTHORIZED SIGNATURE
VERONA, NJ 07044                 TRANSFER AGENT


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THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND/OR THE SECURITIES ISSUABLE
UPON CONVERSION OR EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES. NOTWITHSTANDING THE FOREGOING, THE SECURITIES (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF) MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF).

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS